Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Clark-Schwebel Holdings, Inc. on Form S-4 of our report dated February 9, 1996 (February 24, 1996 as to
Note 2), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Historical and Pro Forma Financial Data," "Selected Historical Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Charlotte, North Carolina
September 26, 1997